CSW International, Inc.
                                  Balance Sheet
                                 March 31, 1997
                                   (Unaudited)
                                    ($000's)



ASSETS

CURRENT ASSETS
            Cash                                                         $35,278
            Marketable Securities                                         22,016
            Accounts Receivable                                          187,207
            Other Current Assets                                          27,175
                                                                      ----------
                                                                         271,676

NONCURRENT ASSETS
            Equity Investments                                            76,855
            Fixed Assets, net                                            988,483
            Goodwill                                                   1,449,019
            Deferred Charges and Other                                   129,611
                                                                      ----------
                                                                       2,643,968

TOTAL                                                                 $2,915,644
                                                                      ==========


LIABILITIES AND EQUITY

LIABILITIES
            Accounts Payable and Other                                  $324,133
            Borrowings from CSW Corp.or Affiliate                        107,939
            Long Term Debt                                             1,098,742
            Other Liabilities                                            124,429
            Accumulated Deferred Income Taxes                            267,120
                                                                      ----------
                                                                       1,922,363

EQUITY
            Common Stock                                                       1
            Paid in Capital                                              829,000
            Retained Earnings                                            138,283
            Currency Translation Adjustment                               25,997
                                                                      ----------
                                                                         993,281

TOTAL                                                                 $2,915,644
                                                                      ==========